UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016 (July 12, 2016)

M III ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37796	47-4787177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 716-1491

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 12, 2016, M III Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 15,000,000 units (“Units”), each Unit consisting of one share of common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one-half of one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-210817). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $150,000,000. The Company has granted the underwriters a 45-day option to purchase up to 2,250,000 additional units to cover over-allotments, if any.

As previously reported on a Current Report on Form 8-K of the Company, on July 12, 2016, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 460,000 placement units to M III Sponsor I LLC, M III Sponsor I LP and Cantor Fitzgerald and Co., generating gross proceeds of $4,600,000.

A total of $150,000,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of July 12, 2016 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2016

M III ACQUISITION CORP.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer